As filed with the Securities and Exchange Commission on September 2, 2005

Registration No. 333-120741

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3/A6

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BOVIE MEDICAL CORPORATION
(Exact name of Registrant as specified in its charter)
______________________________

Delaware	11-2644611
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

734 Walt Whitman Road
Melville, New York 11747
(631) 421-5452
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
______________________________

ANDREW MAKRIDES
President, Chief Executive Officer
734 Walt Whitman Road
Melville, New York 11747
(631) 421-5452
______________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

ALFRED V. GRECO, ESQ.
Sierchio Greco & Greco LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
(212) 246-3030

KRAMER LEVIN NEFTALIS & FRANKEL LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
______________________________
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

EXPLANATORY NOTE

This Amendment does not amend any part of the prospectus or any other item of the registration statement filed on Form S-3, but amends and clarifies solely the signature page.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ Andrew Makrides_		August 25, 2005
Andrew Makrides	President, Chief Executive Officer, Director, (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)

Charles Peabody***

/S/George W. Kromer*_	Director	August 25, 2005
George W, Kromer

Director
J. Robert Saron

/S/Michael Norman*	Director	August 25, 2005
Michael Norman

/S/ Randy Rossi*	Director	August 25, 2005
Randy Rossi

/S/ Brian H. Madden*	Director	August 25, 2005
Brian H. Madden	Director
Alfred V. Greco **

_____________________
* Signed on behalf of the named party by Andrew Makrides, attorney in fact.
** Resigned as a director for personal reasons on May 19, 2005
***Resigned as an Officer on August 12, 2005